Exhibit 10.10

SUPPLY AGREEMENT

Supplier:	Roquette America, Inc. (“Company”)
2211 Innovation Drive
Geneva, IL 60134
Attention:

Buyer:	Savage River, Inc. (“Savage River”)
1325 E El Segundo Blvd
El Segundo, CA 90245
Attention:

1.	Product: The product to be purchased by Savage River and supplied by Company under this Agreement is [***] (the “Product”).

2.	Effective Date: January 1, 2018

3.	Term: The Term of this Agreement is January 1, 2018 to December 31, 2019.

4.	Price: Pricing for the Product during the Term shall be [***].

5.	Quantities

(A)	Savage River agrees to purchase [***] from Roquette in 2018 (“2018 Minimum Volume”) and no less than [***] from Roquette during the Term (“Total Volume Commitment”).

(B)
If Savage River does not purchase the 2018 Minimum Volume by the end of 2018, Roquette will invoice Savage River for [***] at the Price set forth above. Likewise, if Savage River does not purchase the Total Volume Commitment by the end of 2019, Roquette will invoice Savage River for [***]. Any such amount shall be immediately payable by Savage River.

(C)
Without prejudice to Savage River’s obligation to purchase the 2018 Minimum Volume Commitment, the maximum volume of Product Savage River may purchase in 2018 (“2018 Maximum”) shall be determined as follows:

1
[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

a.	[***]

b.	[***]

c.	[***].

6.	3-Month Rolling Forecasts

a.
Savage River will provide Roquette with rolling 3-month forecasts, meaning that before the 20th day of the last month in a given quarter (i.e. March 20, June 20, September 20, December 20), Savage River will send Roquette a forecast for the upcoming quarter that sets forth Savage River’s anticipated monthly volumes for such quarter.

b.
Within five days of receipt, Roquette will approve or propose modifications to such forecasts. Roquette shall have no obligation to approve a forecast that exceeds the amounts specified above or where [***].

7.	Payment Terms: Net 60 days

8.	Delivery Terms: FCA Ark Logistics

9.	Purchase Orders:

a.	Purchase Orders shall be issued no fewer than [***] ([***]) days prior to Savage River’s requested delivery date and shall not exceed the amounts set forth in the applicable approved forecast.

b.
In the event Roquette is unable to supply the volume specified in a purchase order, Roquette shall be liable to Savage River for its reasonable actual incremental cost of cover (i.e. the difference between the contract price herein and the reasonable actual cost of cover, as proven by documentary evidence), provided that such purchase order does not exceed the approved forecast. Such damages shall be Savage River’s exclusive remedy for Roquette’s failure to supply the contracted volume.

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[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

10.
Other terms: Seller’s Standard Commercial Agreement terms and conditions, attached hereto, are expressly agreed by the Parties and incorporated herein. In the event of any inconsistency, the terms of this Supply Confirmation shall prevail over the Standard Commercial Agreement terms and conditions. Savage River’s purchases of volumes in excess of those specified above are subject to availability. New pricing on additional volumes may apply.

/s/ Mark J Nelson	3/16/18	/s/ f. Nanqurtib	3/21/18
Savage River, Inc. Signature	Date	Roquette America, Inc. Signature	Date
Mark J. Nelson		F. Nanqurtib
COO & CFO		Head of Sales GRN Food

3
[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

SELLER’S STANDARD COMMERCIAL AGREEMENT
1. Qualification:
Products to be supplied are dependent on approval of pricing, product availability, specifications and future qualification trials. Unless otherwise specified in writing, Seller’s Products shall be manufactured at any of Seller’s production facilities.
2. Price
The delivered price of the Products, to be invoiced to and paid by Buyer, will be the sum of the costs described in this Agreement below plus the FCA price, firm for the Quotation Term stated in the Supply Agreement.
3. Volume
The parties agree to the contracted volume is set forth in the Supply Agreement herein.
4. Integration; Modifications.
This agreement document constitutes the entire agreement regarding the purchase of the goods and supersede all prior and contemporaneous agreements, promises, negotiations, proposals and guarantees, whether oral or written, with respect thereto. This agreement may not be added to, modified, superseded or otherwise altered except by a written instrument signed by the respective authorized representatives of Seller and Buyer: salesmen and brokers of Seller are not authorized to add to, to modify, to supersede or otherwise to alter any provision of this agreement. Any modification of this agreement by Buyer, and any additional or different terms included in Buyer’s purchase order or any other document are hereby objected to and rejected, notwithstanding any shipment by Seller of goods to Buyer.
5. Shipment Schedule
Seller will attempt to respect Buyer’s request as to shipping dates and delivery arrangement, but does not agree to make delivery on any definite date and has the right to make delivery from any factory or point and to select the routing. Lead-time required for rail and truck delivery of material to the specified facility is 7 days and 48 hours prior to shipment date, respectively. Railcar orders placed within this timeframe will be shipped as product and railcars become

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

available. Truck orders placed within this timeframe will be subject to driver and truck availability.
6. Cancellations
Each shipment shall be a separate sale and upon Buyer’s failure to give shipping instructions promptly, Seller may cancel the order or suspend delivery at its option. Seller will attempt to respect Buyer’s request as to shipping dates and delivery arrangement, but does not agree to make delivery on any definite date and has the right to make delivery from any factory or point and to select the routing. Seller shall not be liable in any event for any loss, expense, cost or damage incurred by Buyer because of late or non-delivery of the goods. Any shipment dates to be specified by Buyer shall be for approximately equal quantities each month, unless otherwise specified in the terms of sale. Buyer may not cancel, alter, or suspend delivery of this order except with Seller’s written consent and no cancellations are permitted after the shipment of the goods. Buyer shall unload tank cars promptly on delivery and thereafter return or handle the same as directed by Seller. Goods returned without Seller’s prior written consent shall not be accepted for credit. All returned goods which Seller has agreed to accept must be in saleable condition, with transportation charges prepaid. No credit will be allowed for any goods returned more than sixty (60) days after shipment. A service charge of [***]% will be paid by Buyer to cover handling and inspection on return of any goods that Seller has agreed to accept.
Cancellations received fewer than [***] hours prior to shipment for rail and truck delivery will be subject to $[***] cancellation charges. Orders cancelled after shipment are subject to the cancellation charge and all applicable transportation and service charges.
7. Lead-time
Lead-time required for any delivery of materials produced by Supplier’s foreign affiliates is minimum 8 - 12 weeks from order placement and subject to customs importation. For domestic shipments, Buyer assumes all additional costs, including a $[***] fee, for expedited deliveries, changed orders with less than required lead time, and orders placed to ship within 48 hours, subject to product/equipment/carrier/driver availability. See attached fee schedule.
8. Transportation Costs
Buyer is responsible for all freight costs and any fees, surcharges or other applicable transportation charges, including Seller’s attached fuel surcharge program, where applicable. Seller will cooperate with Buyer to continually review and minimize transportation costs.
9. Title and Risk of Loss; Retention Charges
As used in this agreement, and chosen above, definitions of Incoterms (2010) shall apply, except as modified below.
Free-Carrier “FCA” terms: all goods are sold from place seller delivers the goods export cleared to the carrier stipulated by the buyer or another party authorized to pick up goods at the seller’s premises or another named place. Buyer assumes all risks and costs associated with

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

delivery of goods to final destination including transportation after delivery to carrier, including any actions of any carrier, and any customs fees to import the product into a foreign country. In the case of rail shipments, Buyer shall have seven (7) days after any such delivery to release the empty railcar back to the rail carrier; after that time, Buyer will pay a $[***] railcar retention charge.
Carriage Paid To (CPT) terms: seller clears the goods for export and delivers them to the carrier or another person stipulated by the seller at a named place of shipment. Seller is responsible for the transportation costs associated with delivering goods to the named place of destination but is not responsible for procuring insurance. Title and risk of loss shall pass to Buyer when the delivering mode delivers or tenders delivery by, for example, placing a rail car or truckload in constructive placement (“CP”) status, whichever first occurs. In the case of rail shipments, Buyer shall have seven (7) days after any such delivery to release the empty railcar back to the rail carrier; after that time, Buyer will pay a $[***] railcar retention charge. In the case of truck shipments, Buyer will have two (2) hours to release truckload shipments, after that time, Buyer will be responsible for any additional retention costs charged by the trucking provider.
Title to the goods sold shall transfer at the same time that risk of loss transfers pursuant to the applicable Incoterm chosen
10. Return of Goods
Goods returned without Seller’s prior written consent shall not be accepted for credit. All returned goods that Seller has agreed to accept must be in saleable condition, with transportation charges prepaid. No credit will be allowed for any goods returned more than sixty (60) days after shipment. A service charge of [***]% will be paid by Buyer to cover handling and inspection on return of any goods that Seller has agreed to accept.
11. Specifications
Buyer accepts Seller’s standard Product specifications, unless otherwise specified.
12. Initiation of Agreement
This agreement shall be deemed complete upon acceptance by Seller of Buyer’s reply e-mail confirmation or signed acceptance. Unless otherwise specified, Buyer’s acceptance of the first shipment after the Effective Date shall constitute acceptance and initiation of this agreement.
13. Warranties
SELLER HEREBY EXCLUDES ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED AND EXPRESSLY EXCLUDES ANY AND ALL WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MANNER WITH RESPECT TO THE GOODS, EXCEPT THAT SELLER WARRANTS TO BUYER ALONE THAT THE GOODS SHALL CONFORM TO THE DESCRIPTION STATED

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

IN THE APPLICABLE SPECIFICATION. SELLER SHALL NOT BE LIABLE FOR AND BUYER ASSUMES RESPONSIBILITY FOR ALL PERSONAL INJURY AND PROPERTY DAMAGE ARISING FROM THE HANDLING POSSESSION, USE OR REPACKING OF THE GOODS BY BUYER OR OTHERS WHO OBTAIN THE GOODS THROUGH BUYER, WHETHER USED IN MANUFACTURING OR OTHERWISE, WHETHER USED SINGLY OR IN COMBINATION WITH ANY OTHER SUBSTANCES, OR WHETHER USED OR CONSUMED IN ANY OTHER MANNER. ANY REPACKING OF THE GOODS VOIDS ALL WARRANTIES RESPECTING THE GOODS. BUYER AND THIRD PARTIES REPACKING ANY GOODS TO BE RESOLD UNDER THEIR RESPECTIVE SEALS AND LABELS DO SO ENTIRELY AT THEIR OWN RISK AND RESPONSIBILITY.
14. Damages
IN NO EVENT SHALL SELLER BE LIABLE FOR ANY INCIDENTAL SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, REVENUES OR BUSINESS, OR LOSSES OR COSTS INCURRED BY OR PAYMENT ALLOWANCES TO OTHERS, WHETHER OR NOT ARISING OUT OF SELLER’S NEGLIGENCE. All claims for alleged shortage, or claims that the goods do not meet the warranty specified above, shall be deemed waived unless made in writing within [***] days after Buyer’s receipt of the goods; failure to make such claims within such stated period shall constitute an irrevocable acceptance of the goods and an admission that they fully comply with all contract provisions. If, after receipt of a written notice asserting noncompliance, Seller determines that goods did not meet the warranty specified above, Buyer may, at its own expense and upon receiving prior written authorization from Seller, deliver such goods to a facility designated by Seller, Seller shall promptly correct the defect in such goods or, at its option replace the goods or return to Buyer a check in the amount of the price paid for the goods. This repair, replacement or refund does not apply to goods misused or to damage because of accident or improper handling, shipping damage, or alterations outside of Sellers’s facilities, Seller’s liability, and Buyer’s exclusive remedy, for goods, whether under warranty, contract, tort (including negligence), or otherwise, is expressly limited to the foregoing, and shall not in any event exceed the original invoiced price of the goods. As herein provided and upon the expiration of the period specified above, all such liability shall terminate.
15. Credit; Payment; Security
Credit terms of this agreement commence from the invoice date appearing on the face of this document. Payment shall be made in U.S. dollars at the address and on the terms shown on face. Buyer shall also pay all taxes applicable to the sale, shipment, transportation or use of the goods. If at any time before delivery, Buyer’s financial responsibility or position becomes impaired or unsatisfactory in Seller’s opinion, or Buyer fails to pay for any goods previously delivered in accordance with the terms of sale, Seller may cancel any undelivered portion of the order, or require cash payment or satisfactory security or amend or suspend credit terms before further manufacture, shipment or delivery is made. Seller may require a financial statement from Buyer for the purpose of determining Buyer’s financial responsibility and position. Acceptance by Seller of less than full payment shall not be a waiver of any of Seller’s rights. Failure to pay this

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

invoice on its due date makes all other invoices immediately due and payable, regardless of terms, and interest shall accrue on the overdue balance of all invoices then or thereafter outstanding at the lower of (i) [***] or (ii) the maximum rate permitted by law. Buyer agrees to pay such interest, all collection costs of Seller (including court costs and attorneys’ fees) and any increased costs and expenses of Seller arising in connection with late payment (including without limitation, costs of holding time or overtime charges resulting from resumption of production.) Buyer hereby grants to Seller a lien and security interest in any goods shipped as collateral security for the payment of any sum due or to become due to Seller. Buyer shall execute any documents or instruments necessary to evidence and to enable Seller to perfect such security interest. Seller’s rights and remedies under this agreement are not exclusive and are in addition to any other rights and remedies provided in law, equity or otherwise.
16. Official Action.
If through governmental regulation a maximum price should be established lower than the price set forth herein, Seller may terminate this agreement. If pursuant to any foreign, federal, state or local legislation, or pursuant to any agreement. Requirement, request or action by any foreign, federal, state or local official, employee, agency or committee, whether entered into by or imposed upon Seller, the cost to Seller of the goods is increased through increase in the cost of raw materials or labor, or otherwise, a sum equivalent to such increase shall be added to the price set forth herein. Any duty, excise or other tax or charge, foreign, federal, state or municipal, imposed or increased after the date of this invoice shall be added to the price. Prices of products manufactured in Europe are calculated and agreed in the expectation of the manufacturer’s continuing to receive the European Union export refund at the current rate. Seller reserves the right in the event that the EU export regime is modified or abolished, either to modify such prices accordingly or, if Buyer affirmatively refuses such modification, immediately to cancel this agreement as to the affected products without any compensation whatsoever to Buyer.
17. Force Majeure.
Seller shall not be liable or responsible for delays or failures of production or supply or delays in transportation of goods caused by Buyer or arising from any cause beyond the reasonable control of Seller, including without limitation, acts of God, strikes, labor disputes, slowdowns or stoppages, other labor trouble, civil or military authority, insurrections, embargoes, government regulations or acts, trade restrictions, acts of governmental authority, accidents, damage to or loss of facilities, states of war, riots, fires, earthquakes, storms, floods, other weather conditions, failures of sources of supply (including energy sources or raw materials) or transportation on terms deemed by Seller to be reasonable of goods or materials used to produce the goods, or delays in receiving machinery or materials. At Seller’s option, quantities so affected shall be eliminated from this agreement without liability on the part of Seller, but this agreement shall otherwise remain unaffected. Seller during any period of shortage due to any of such events, may allocate its supply of materials among its various uses thereof in such manner as Seller deems practicable, and its supply of goods among its customers in any manner which in Seller’s opinion, is fair and reasonable.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

18. Non-waiver.
No waiver of any of the provisions of this agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly stated. No failure or delay by Seller in exercising any right, power or privilege shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or any other right, power or privilege.
19. General.
This sale is made on the basis of factory weights. The goods are not sold for use as drugs or as components in the manufacture of any drug unless specifically provided for in this agreement. Any reference herein to “goods” shall refer to the goods purchased or supplied pursuant to this agreement.
20. Captions.
The paragraph captions contained herein are for reference use only and shall not in any way affect the meaning or interpretation of this agreement.
21. Severability.
The invalidity, illegality or unenforceability of any provision of this agreement shall not render any other provision hereof invalid, illegal or unenforceable, and this agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein.
22. Law; Disputes.
This agreement shall be governed by and construed in accordance with the Uniform Commercial Code and other laws of the State of Iowa without regard to principles of conflict of laws. The rights and obligations of Buyer and Seller under this agreement shall not be governed by the provisions of the United Nations Convention on Contracts for the International Sale of Goods (1980). Each of Buyer and Seller irrevocably (i) agrees that any suit, action or other legal proceeding arising out of this sale may be brought only in the state or federal courts located in the State of Iowa, (ii) consents to the personal jurisdiction of each such court in any such suit, action or legal proceeding and (iii) waives any objection to the laying of venue of any such suit, action or proceeding in any of such courts, and any claim as to inconvenient forum. Buyer appoints the Secretary of State of Iowa as its agent for service of process. This agreement shall bind the parties and their respective successors and assigns. This agreement or any rights or obligations hereunder, shall not be assignable or transferable by Buyer without the prior written consent of an authorized representative of Seller; any attempted assignment or transfer without such consent shall be null and void.
23. GUARANTY
Roquette America, Inc., Keokuk, Iowa. Seller, hereby guarantees that no article listed hereon is adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, or is

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

an article that may not, under the provisions of Section 404 or 505 of the Act, be introduced into interstate commerce; provided, however, that Seller does not guarantee against such goods becoming adulterated or misbranded within the meaning of said Act after shipment, by reason of causes beyond Seller’s control. (Above applicable only to subject items listed hereon). Also, we hereby certify that these goods were produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act of 1938, as amended, and of regulations and orders of the Administrator of the Wage and Hour Division issued under Section 14 thereof.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

ROQUETTE AMERICA, INC.
FEE SCHEDULE (subject to change without notice)
Effective on shipments beginning January 1, 2016

Sunday/Holiday Loading or Delivery	[***]
Expedited, Changed and Orders with < lead time	[***]
Cancelled Orders - Truck or Rail (<24 hours)	[***]
Truck/Intermodal Detention (> 2 hours)	[***]
Railcar Detention Rate	[***]
Returns	[***]
Special Services	[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.